UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 8, 2006
Sipex Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 408-934-7500
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On November 8, 2006, Sipex Corporation (“Sipex” or the “Company”) reported its financial results for its third quarter ended September 30, 2006. A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.1.
     The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any other filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. In accordance with General Instruction B.2 of Form 8-K, the information in this report is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
     The attached press release includes non-GAAP gross profit, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share. The Company excludes the following items for non-GAAP measures:
     Increased depreciation due to shorter economic life of Hillview facility – This represents increased depreciation expense on the Milpitas facility in California after determination that the facility had a shorter economic useful life to Sipex. The Company excludes the depreciation impact of this infrequent event for comparability with other periods.
     Stock-based compensation – These expenses primarily consisted of expenses for employee stock options under Statement of Financial Accounting Standards (“SFAS”) No. 123 (R). The Company excludes stock-based compensation expenses for its non-GAAP measures primarily because they are non-cash expenses that Sipex does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of the application of SFAS 123(R) to its results of operations.
     Restructuring – The charges primarily consisted of employee severance and retention costs relating to the closure of the Company’s wafer fabrication facility in Milpitas, California and lease costs associated with the unused portion of its Billerica facility. Sipex believes it is useful to exclude restructuring charges in measuring Sipex’s results of operations because they are non-recurring costs.
     Impairment of fixed assets — In the second quarter of 2005, Sipex recognized an impairment charge for its long-lived assets. Based on changes in the planned use for its wafer fabrication assets, the Company performed an impairment evaluation in accordance with SFAS No. 144 and determined that the appropriate grouping for this impairment evaluation was the wafer fabrication assets taken together and the associated cash flows for these assets. The Company excludes the impairment charge as it believes that it is an infrequent event, which makes the operating results less comparable between reporting periods.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description

99.1	Press release dated November 8, 2006 announcing Sipex’s financial results for its third quarter of 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIPEX CORPORATION

DATE: November 8, 2006	/s/ Clyde R. Wallin Clyde R. Wallin
Chief Financial Officer and
Senior Vice President of Finance

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated November 8, 2006 announcing Sipex’s financial results for its third quarter of 2006.